Exhibit 99.1

First Industrial Realty Trust, Inc. 1 North Wacker Drive Suite 4200 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851 MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

THIRD QUARTER 2018 RESULTS

•	Occupancy of 97.6%, Up 70 Basis Points from 2Q18

•	Cash Same Store NOI Grew 6.8%

•	Cash Rental Rates Were Up 9.0%

•	Leased 100% of the 644,000 Square-Foot First Park @ PV 303 Building B in Phoenix

•	Leased Three Buildings at The Ranch by First Industrial in the Inland Empire West Totaling 422,000 Square Feet as Previously Disclosed

•	Started Four New Developments Totaling 1.2 Million Square Feet in Southern California, Seattle, Denver and Dallas as Previously Disclosed; Estimated Total Investment of $96.5 Million

•	Acquired Two Adjacent Sites in the Inland Empire East Totaling 10 Acres for $3.9 Million, Developable to 231,000 Square Feet

•	In 4Q18, Acquired a 120,000 Square-Foot Building Plus an Adjacent Site Developable to 120,000 Square Feet in New Jersey for a Total of $16.6 Million

•	Sold Four Buildings Comprised of 447,000 Square Feet and Three Land Sites for $22.5 Million

CHICAGO, October 24, 2018 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the third quarter of 2018. Diluted net income available to common stockholders per share (EPS) was $0.24 in the third quarter, compared to $0.36 a year ago.

First Industrial’s third quarter FFO was $0.41 per share/unit on a diluted basis, compared to $0.41 per share/unit a year ago. Excluding the approximately $0.01 per share gain on sales of land, third quarter 2018 FFO per share was $0.40. This compares with FFO of $0.39 per share in the third quarter 2017 excluding the mark-to-market of an interest rate protection agreement.

“Demand for logistics real estate continues to outpace new supply, driven by growth in the overall economy, consumption, and the secular shift in the supply chain resulting from the rapid growth of e-commerce,” said Peter E. Baccile, First Industrial’s president and chief executive officer. “Our excellent third quarter results reflect the efforts of our team, the quality of our portfolio and the strength of the overall industrial leasing market.”

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Portfolio Performance – Third Quarter 2018

•	In service occupancy was 97.6% at the end of the third quarter, compared to 96.9% at the end of the second quarter of 2018, and 97.2% at the end of the third quarter of 2017.

•	Tenant retention by square footage was 84.3%.

•

Same property cash basis net operating income (“SS NOI”) increased 6.8%, reflecting higher average occupancy, contractual rent escalations, increased rental rates on leasing and lower free rent. SS NOI results were also helped by 160 basis points due to lower landlord real estate taxes compared to the year ago quarter. Including lease termination fees, SS NOI increased 6.6%.

•	Rental rates increased 9.0% on a cash basis and increased 19.7% on a straight-line basis; leasing costs were $2.25 per square foot.

Development Leasing

During the third quarter, the Company:

•	Leased 100% of the 644,000 square-foot Building B at First Park @ PV-303 in Phoenix. The lease will commence in the fourth quarter.

•

Leased three full buildings at The Ranch by First Industrial in the Inland Empire West comprised of 301,000 square feet and 50,000 square feet, both of which commenced in the third quarter, and 71,000 square feet which commences in the fourth quarter. The 936,000 square-foot, six-building park is 62% leased.

Investment and Disposition Activities

In the third quarter, the Company:

•	Placed in service two 100% leased buildings at the Ranch by First Industrial, the aforementioned 301,000 square-foot and 50,000 square-foot buildings.

•	Commenced development of four projects totaling 1.2 million square feet with an estimated total investment of $96.5 million comprised of:

•	First Aurora Commerce Center, Denver, 556,000 square feet, $38.3 million estimated investment.

•	First Park 121, Dallas, two buildings, 345,000 square feet total, $27.5 million estimated investment.

•	First Perry Logistics Center, Inland Empire East, 240,000 square feet, $20.5 million estimated investment.

•	First Glacier Logistics Center, Seattle, 67,000 square feet, $10.2 million estimated investment.

•	Acquired two adjacent five-acre land sites in the Inland Empire East for a total of $3.9 million that can accommodate up to 231,000 square feet of development.

•	Sold four buildings comprised of 447,000 square feet and three land sites for $22.5 million.

In the fourth quarter to date, the Company:

•	Acquired a 120,000 square-foot building and an adjacent site developable to 120,000 square feet in New Jersey for a total of $16.6 million.

•	Sold one building in New Jersey comprised of 84,000 square feet for $4.2 million.

“Investors and users continue to exhibit significant demand for industrial properties, adding to an already-competitive investment environment,” said Johannson Yap, chief investment officer. “Against this backdrop and the overall supply/demand picture, development remains our preferred vehicle to invest capital to achieve attractive risk-adjusted returns exceeding cap rates for leased assets.”

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Outlook for 2018

Mr. Baccile stated, “With strong occupancy levels in our portfolio and in the industrial market broadly, we will continue to take advantage of the opportunity to further increase rents, serve incremental tenant demand through our targeted development investments and acquisitions, and drive future cash flow and NAV growth.”

	Low End of	High End of
	Guidance for 2018	Guidance for 2018
	(Per share/unit)	(Per share/unit)
Net Income	1.08	1.12
Add: Real Estate Depreciation/Amortization	0.90	0.90
Add: Impairment of Depreciable Real Estate - 1Q18	0.02	0.02
Less: Gain on Sale of Depreciable Real Estate Through October 24, 2018	(0.44)	(0.44)

FFO (NAREIT Definition)	$1.56	$1.60

Plus: Net Adjustment for Severance Charge, Impairment of Non-Depreciable Real Estate, and NAREIT Gain	0.01	0.01

FFO Before Severance Charge, Impairment of Non-Depreciable Real Estate, and NAREIT Gain	$1.57	$1.61

The following assumptions were used:

•	In service occupancy for fourth quarter-end of 97.0% to 98.0%. This implies a full-year average quarter-end in service occupancy of 97.1% to 97.4%, an increase of 25 basis points at the midpoint.

•

Same-store NOI growth on a cash basis before termination fees of 4.5% to 6.0% for the fourth quarter. This implies a quarterly average same-store growth for full year 2018 of 5.5% to 5.9%, an increase of 70 basis points at the midpoint reflecting third quarter results.

•

General and administrative expense of approximately $26.5 million to $27.5 million, an increase of $0.5 million at the midpoint due to an expected increase in performance-based compensation costs. The first quarter severance charge of $1.3 million is excluded from the general and administrative expense guidance range.

•

Guidance includes the incremental costs expected in 2018 related to the Company’s developments completed and under construction as of September 30, 2018. In total, the Company expects to capitalize $0.05 per share of interest related to its development projects in 2018.

•	Other than the above assumptions and the fourth quarter to-date acquisition and asset sale disclosed in this press release, guidance does not include the impact of:

•	any future debt repurchases prior to maturity or future debt issuances,

•	any future investments or property sales,

•	any future NAREIT-compliant gains or losses,

•	any future impairment gains or losses,

•	any future gains related to the final settlement of two insurance claims for damaged properties previously disclosed, or

•	any future equity issuances.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

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Conference Call

First Industrial will host its quarterly conference call on Thursday, October 25, 2018 at 10:00 a.m. CDT (11:00 a.m. EDT.) The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial.” The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s third quarter 2018 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.7 million square feet of industrial space as of September 30, 2018. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan, “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by

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our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2017, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact:           Art Harmon

Vice President, Investor Relations and Marketing

312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Statement of Operations and Other Data:
Total Revenues	$100,256	$99,310	$298,872	$294,272

Property Expenses	(28,466)	(28,452)	(86,430)	(83,835)
General and Administrative (a)	(6,581)	(6,492)	(21,470)	(21,310)
Impairment of Real Estate	—	—	(2,756)	—
Depreciation of Corporate FF&E	(206)	(166)	(577)	(501)
Depreciation and Other Amortization of Real Estate	(28,439)	(29,530)	(85,019)	(86,729)

Total Expenses	(63,692)	(64,640)	(196,252)	(192,375)

Gain on Sale of Real Estate	8,135	23,271	53,291	52,140
Interest Expense	(12,424)	(14,376)	(37,818)	(43,660)
Amortization of Debt Issuance Costs	(850)	(778)	(2,550)	(2,336)
Mark-to-Market Gain on Interest Rate Protection Agreements	—	1,848	—	1,848
Loss from Retirement of Debt	—	—	(39)	(1,653)

Income from Operations Before Equity in Loss of Joint Venture and Income Tax Benefit (Provision)	31,425	44,635	115,504	108,236

Equity in Loss of Joint Venture	(197)	—	(199)	—
Income Tax Benefit (Provision)	302	21	93	(1,236)

Net Income	31,530	44,656	115,398	107,000

Net Income Attributable to the Noncontrolling Interest	(619)	(1,458)	(2,986)	(3,531)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$30,911	$43,198	$112,412	$103,469

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$30,911	$43,198	$112,412	$103,469

Depreciation and Other Amortization of Real Estate	28,439	29,530	85,019	86,729
Impairment of Depreciable Real Estate	—	—	2,285	—
Noncontrolling Interest	619	1,458	2,986	3,531
Gain on Sale of Depreciable Real Estate	(7,520)	(23,271)	(52,660)	(52,140)

Funds From Operations (NAREIT) (“FFO”) (b)	$52,449	$50,915	$150,042	$141,589

Loss from Retirement of Debt	—	—	39	1,653
Restricted Stock/Unit Amortization	2,003	1,844	5,689	6,767
Amortization of Debt (Premiums)/Discounts and Hedge Costs	(10)	(15)	(34)	74
Amortization of Debt Issuance Costs	850	778	2,550	2,336
Depreciation of Corporate FF&E	206	166	577	501
Impairment of Non-Depreciable Real Estate	—	—	471	—
Mark-to-Market Gain on Interest Rate Protection Agreements	—	(1,848)	—	(1,848)
Gain on Sale of Non-Depreciable Real Estate	(615)	—	(631)	—
Non-incremental Building Improvements	(3,850)	(4,539)	(8,655)	(10,421)
Non-incremental Leasing Costs	(5,165)	(5,446)	(17,307)	(15,979)
Capitalized Interest	(1,550)	(1,107)	(4,867)	(3,014)
Capitalized Overhead	(628)	(76)	(987)	(234)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(393)	(1,275)	(1,578)	(4,356)

Adjusted Funds From Operations (“AFFO”) (b)	$43,297	$39,397	$125,309	$117,068

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

RECONCILIATION OF NET INCOME AVAILABLE TO

FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON

STOCKHOLDERS AND PARTICIPATING SECURITIES TO

ADJUSTED EBITDA (b) AND NOI (b)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$30,911	$43,198	$112,412	$103,469

Interest Expense	12,424	14,376	37,818	43,660
Depreciation and Other Amortization of Real Estate	28,439	29,530	85,019	86,729
Impairment of Real Estate	—	—	2,756	—
Severance Expense (a)	—	—	1,298	—
Income Tax (Benefit) Provision	(302)	(21)	(93)	1,236
Noncontrolling Interest	619	1,458	2,986	3,531
Loss from Retirement of Debt	—	—	39	1,653
Mark-to-Market Gain on Interest Rate Protection Agreements	—	(1,848)	—	(1,848)
Amortization of Debt Issuance Costs	850	778	2,550	2,336
Depreciation of Corporate FF&E	206	166	577	501
Gain on Sale of Real Estate	(8,135)	(23,271)	(53,291)	(52,140)

Adjusted EBITDA (b)	$65,012	$64,366	$192,071	$189,127

General and Administrative (a)	6,581	6,492	20,172	21,310
FFO from Joint Venture	197	—	199	—

Net Operating Income (“NOI”) (b)	$71,790	$70,858	$212,442	$210,437

Non-Same Store NOI	(3,069)	(5,966)	(9,552)	(15,541)

Same Store NOI Before Same Store Adjustments (b)	$68,721	$64,892	$202,890	$194,896

Straight-line Rent	405	31	286	(2,308)
Above (Below) Market Lease Amortization	(201)	(242)	(606)	(766)
Lease Termination Fees	(88)	(211)	(268)	(668)

Same Store NOI (Cash Basis without Termination Fees) (b)	$68,837	$64,470	$202,302	$191,154

Weighted Avg. Number of Shares/Units Outstanding - Basic	128,526	123,483	126,380	121,909
Weighted Avg. Number of Shares Outstanding - Basic	125,768	119,446	123,098	117,870

Weighted Avg. Number of Shares/Units Outstanding - Diluted	128,888	124,027	126,779	122,391
Weighted Avg. Number of Shares Outstanding - Diluted	126,130	119,990	123,497	118,352

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$30,911	$43,198	$112,412	$103,469
Less: Allocation to Participating Securities	(101)	(145)	(349)	(327)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$30,810	$43,053	$112,063	$103,142

Basic Per Share	$0.24	$0.36	$0.91	$0.88
Diluted Per Share	$0.24	$0.36	$0.91	$0.87

FFO (NAREIT) (b)	$52,449	$50,915	$150,042	$141,589
Less: Allocation to Participating Securities	(168)	(165)	(453)	(433)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$52,281	$50,750	$149,589	$141,156

Basic Per Share/Unit	$0.41	$0.41	$1.18	$1.16
Diluted Per Share/Unit	$0.41	$0.41	$1.18	$1.15

Common Dividends/Distributions Per Share/Unit	$0.2175	$0.2100	$0.6525	$0.6300

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,623,916	$3,492,647
Real Estate and Other Assets Held For Sale, Net	7,221	18,646
Total Assets	3,125,327	2,927,826
Debt	1,299,131	1,368,291
Total Liabilities	1,462,302	1,533,553
Total Equity	$1,663,025	$1,394,273

a)

Nine Months Ended
September 30, 2018
General and Administrative per the Form 10-Q	21,470
Severance Expense	(1,298)

General and Administrative per Reconcilation within the Selected Financial Data	20,172

b) Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), adjusted EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of depreciable real estate, minus gain on sale of depreciable real estate.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO loss from our investment in a joint venture. For the nine months ended September 30, 2018, $1,298 of severance expense included in general and administrative expense was not deducted to arrive at adjusted EBITDA.

AFFO is defined as adjusted EBITDA minus GAAP interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt (premiums)/discounts and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock/unit amortization, minus severance expense and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2017 and held as an in service property through the end of the current reporting period (including nine land parcels that are leased under ground lease arrangements), and developments and redevelopments that were placed in service prior to January 1, 2017 (the “Same Store Pool”). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (generally defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on retirement of debt, impairment of real estate, sale of real estate, equity in income or loss from our joint venture, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.